Exhibit 99.1

INSTRUCTIONS AS TO THE USE OF

WOLVERINE TUBE, INC.

SUBSCRIPTION RIGHTS CERTIFICATES

CONSULT THE INFORMATION AGENT OR YOUR BANK OR BROKER AS TO ANY QUESTIONS

The following instructions relate to a rights offering (the “Rights Offering”) by Wolverine Tube, Inc., a Delaware corporation (“Wolverine”), to the holders of record (the “Recordholders”) of its common stock, par value $0.01 per share (the “Common Stock”), as described in the Wolverine prospectus dated [            ], 2007 (the “Prospectus”). Recordholders of Common Stock at the close of business on [            ], 2007 (the “Record Date”) are receiving transferable subscription rights (the “Rights”) to subscribe for and purchase shares of Common Stock (the “Underlying Shares”). An aggregate of 46,454,545 Underlying Shares are being offered by the Prospectus. Each Recordholder will receive one Right for each share of Common Stock owned of record as of the close of business on the Record Date. The Rights will be evidenced by a transferable subscription rights certificates (the “Rights Certificates”).

The Rights will expire, if not exercised, at 5:00 p.m., New York City time, on [            ], 2007, unless extended in the sole discretion of Wolverine (as it may be extended, the “Expiration Date”). After the Expiration Date, unexercised Rights will be null and void. Wolverine will not be obligated to honor any purported exercise of Rights received by American Stock Transfer & Trust Company (the “Subscription Agent”) after 5:00 p.m., New York City time, on the Expiration Date, regardless of when the documents relating to such exercise were sent, except pursuant to the Guaranteed Delivery Procedures described below. Wolverine may extend the Expiration Date by giving oral or written notice to the Subscription Agent on or before the then-scheduled Expiration Date, followed by a press release announcing the extension no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

Each Right allows the holder thereof to subscribe for [            ] shares of Common Stock at the cash price of $1.10 per share (the “Subscription Price”). The Subscription Price may be paid to the Subscription Agent in U.S. dollars by wire transfer or by certified or cashier’s check drawn upon a U.S. bank or express money order payable to the order of American Stock Transfer & Trust Company.

The number of Rights to which you are entitled is printed on the face of your Rights Certificate. You should indicate your wishes with regard to the exercise of your Rights by completing the appropriate portions of your Rights Certificate and returning the certificate to the Subscription Agent in the envelope provided.

YOUR RIGHTS CERTIFICATES, OR NOTICE OF GUARANTEED DELIVERY, AND SUBSCRIPTION PRICE PAYMENT MUST BE RECEIVED BY THE SUBSCRIPTION AGENT ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE. ONCE A HOLDER OF RIGHTS HAS EXERCISED SUCH HOLDER’S RIGHTS, SUCH EXERCISE MAY NOT BE REVOKED. RIGHTS NOT EXERCISED PRIOR TO THE EXPIRATION DATE OF THE RIGHTS OFFERING WILL EXPIRE.

1.	Method of Subscription — Exercise of Rights.

To exercise Rights, complete your Rights Certificate and send the properly completed and executed Rights Certificate evidencing such Rights with any signatures required to be guaranteed so guaranteed, together with payment in full of the Subscription Price for each Underlying Share subscribed for, to the Subscription Agent on or prior to 5:00 p.m., New York City time, on the Expiration Date. Payment of the Subscription Price will be held in a segregated account to be maintained by the Subscription Agent. All payments must be made in U.S. dollars for the full number of Underlying Shares being subscribed for (a) by certified check or cashier’s check drawn upon a U.S. bank or express money order payable to American Stock Transfer & Trust Company, as Subscription Agent, or (b) by wire transfer of immediately available funds, to the account maintained by the Subscription

Agent for purposes of the Rights Offering at JP Morgan Chase Bank, ABA# 021000021, Account No. 323-836925 (the “Subscription Account”). Any wire transfer should clearly indicate the identity of the subscriber who is paying the Subscription Price by wire transfer and the Rights Certificate number. Payments will be deemed to have been received only upon (i) receipt by the Subscription Agent of any certified check or cashier’s check drawn upon a U.S. bank or of any express money order or (ii) receipt of collected funds in the Subscription Account designated above.

The Rights Certificate and payment of the Subscription Price, or, if applicable, Notices of Guaranteed Delivery (as defined below), along with all other supplemental documentation, must be delivered to the Subscription Agent by one of the methods described below:

By Mail or Overnight Courier:	By Hand:

American Stock Transfer & Trust Company	American Stock Transfer & Trust Company
Operations Center	Attn: Reorganization Department
Attn: Reorganization Department	59 Maiden Lane, Plaza Level
6201 15th Avenue	New York, NY 10038
Brooklyn, NY 11219

Telephone Number for Confirmation:	718-921-8317

Telephone Number for Information:	Georgeson Inc., Information Agent: (866) 278-0091

Delivery to an address other than those above does not constitute valid delivery.

By making arrangements with your bank or broker for the delivery of funds on your behalf, you may also request such bank or broker to exercise the Rights Certificate on your behalf. Alternatively, you may cause a written guarantee in the form provided by Wolverine (the “Notice of Guaranteed Delivery”), from a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or from a commercial bank or trust company having an office or correspondent in the United States or from a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended (each, an “Eligible Institution”), to be received by the Subscription Agent on or prior to the Expiration Date together with payment in full of the applicable Subscription Price. Such Notice of Guaranteed Delivery must state your name, the number of Rights represented by the Rights Certificate(s) held by you, the number of Underlying Shares being subscribed for and that you are guaranteeing the delivery to the Subscription Agent of any properly completed and executed Rights Certificate(s) evidencing such Rights within three (3) business days following the date of the Notice of Guaranteed Delivery. If this procedure is followed, the properly completed Rights Certificate(s) evidencing the Rights being exercised, with any signatures required to be guaranteed so guaranteed, must be received by the Subscription Agent within three (3) business days following the date of the Notice of Guaranteed Delivery. The Notice of Guaranteed Delivery may be delivered to the Subscription Agent in the same manner as Rights Certificates at the address set forth above, or may be transmitted to the Subscription Agent by facsimile transmission (Facsimile No. (718) 234-5001). To confirm facsimile deliveries, you may call 718-921-8317. Additional copies of the Notice of Guaranteed Delivery may be obtained upon request by calling Georgeson Inc., the Information Agent, at (866) 278-0091 (or (212) 440-9800 for banks and brokerage firms).

If the aggregate Subscription Price paid by you is insufficient to purchase the number of Underlying Shares subscribed for, or if no number of Underlying Shares to be purchased is specified, then you will be deemed to have exercised the Subscription Privilege to purchase Underlying Shares to the full extent of the payment tendered.

If the aggregate Subscription Price paid by you exceeds the amount necessary to purchase the number of Underlying Shares for which you have indicated an intention to subscribe, then any remaining amount shall be returned to you by mail without interest or deduction as soon as practicable after the Expiration Date.

2.	Issuance of Common Stock.

As soon as practicable after the Expiration Date and the valid exercise of Rights, the Subscription Agent will mail to each exercising Rights holder certificates representing shares of Common Stock purchased pursuant thereto. Such shares will be delivered to the address shown on the face of your Rights Certificate unless you provide instructions to the contrary in your Rights Certificate.

3.	Sale or Transfer of Rights.

The Rights are freely transferable (except by Texas residents) until 5:00 p.m., New York City time, on the business day prior to the Expiration Date. Wolverine is not taking any steps to facilitate trading, and does not expect a market to develop in the trading of the Rights. Furthermore, Wolverine does not expect any transfers of Rights to be quoted on any inter-dealer quotation system or other national securities exchange. There has been no prior public market for the Rights, and Wolverine does not expect a trading market for the Rights to develop or, if a market develops, that the market will remain available throughout the subscription period. If you intend to sell or transfer your Rights, you should consult your own counsel about applicable law. Wolverine cannot assure you that you will be able to sell any of your Rights, and is not responsible if the Rights cannot be sold.

4.	Execution.

(a) Execution by Registered Holder. The signature on the Rights Certificate must correspond with the name of the registered holder exactly as it appears on the face of the Rights Certificate without alteration or enlargement, or any other change whatsoever. Persons who sign the Rights Certificate in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Subscription Agent in its sole and absolute discretion, must present to the Subscription Agent satisfactory evidence of their authority to so act.

(b) Execution by Person Other than Registered Holder. If the Rights Certificate is executed by a person other than the holder named on the face of the Rights Certificate, proper evidence of authority of the person executing the Rights Certificate must accompany the same unless, for good cause, the Subscription Agent dispenses with proof of authority.

(c) Signature Guarantees. Your signature must be guaranteed by an Eligible Institution if you specify special payment or delivery instructions.

5.	Method of Delivery.

The method of delivery of Rights Certificates and payment of the Subscription Price to the Subscription Agent will be at the election and risk of the Rights holder. If sent by mail, it is recommended that such certificates and payments be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent prior to the Expiration Date.

6.	Special Provisions Relating to the Delivery of Rights Through the Depository Trust Company.

In the case of Rights that are held of record through the Depository Trust Company (the “Book-Entry Transfer Facility”), exercises of Rights may be effected by instructing the Book-Entry Transfer Facility to transfer Rights from the Book-Entry Transfer Facility account of such holder to the Book-Entry Transfer Facility account of the Subscription Agent, together with certification as to the aggregate number of Rights exercised, the number of Underlying Shares thereby subscribed for by each beneficial owner of Rights on whose behalf such nominee is acting, and payment of the Subscription Price for each share of Common Stock subscribed for.

7.	Substitute Form W-9.

TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, YOU ARE HEREBY NOTIFIED THAT (1) ANY DISCUSSION OF U.S. FEDERAL INCOME TAX ISSUES HEREIN OR ANY OTHER DOCUMENT REFERRED TO HEREIN IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED UNDER THE INTERNAL REVENUE CODE, (2) SUCH DISCUSSIONS ARE FOR USE IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN, AND (3) ANY TAXPAYER SHOULD SEEK ADVICE BASED ON SUCH TAXPAYER’S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

Each Rights holder who elects to exercise Rights should provide the Subscription Agent with a correct Taxpayer Identification Number (“TIN”) on Substitute Form W-9, a copy of which will be provided by Wolverine. Additional copies of Substitute Form W-9 may be obtained upon request by calling Georgeson Inc., the Information Agent, at (866) 278-0091 (or (212) 440-9800 for banks and brokerage firms). Failure to provide the information on the form may subject such holder to a $50.00 penalty for each such failure and to 28% federal income tax backup withholding with respect to dividends that may be paid by Wolverine on shares of Common Stock purchased upon the exercise of Rights (for those holders exercising Rights). Foreign persons may be required to provide an appropriate Form W-8 rather than Form W-9 and may be subject to withholding at a rate of up to 30%. Copies of Form W-8 may be obtained upon request from the Information Agent.

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